UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 11, 2005
Date of Report (Date of earliest event reported )

Greenfield Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50698 (Commission File Number)	06-1440369 (I.R.S. Employer Identification No.)

21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)

(203) 834-8585
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On May 11, 2005, we and our wholly owned subsidiary, Zing Wireless, Inc., entered into an Amended and Restated Partner Agreement with OTX Corporation. The Amended and Restated Partner Agreement replaces and supersedes the Marketing Partnership Agreement between OTX Corporation and Zing Wireless, Inc., dated as of February, 2001, which was subsequently amended on August 21, 2001 and further amended and restated on May 1, 2004. Under the Amended and Restated Partner Agreement, we, Zing Wireless, Inc., and OTX Corporation have established performance and pricing guidelines in connection with the products and services we sell to OTX. Under the Amended and Restated Partner Agreement we have agreed to eliminate minimum revenue guarantees on the part of OTX Corporation and have eliminated restrictions imposed on Zing Wireless, Inc., preventing it from supplying Internet survey solutions to specified competitors of OTX Corporation. The Amended and Restated Partner Agreement is effective as of May 11, 2005 and has an initial two year term. Thereafter the agreement will automatically renew for successive one-year periods unless either party provides written notice of its intention not to renew at least 60 days prior to the expiration of the current term.

Item 7.01. Regulation FD Disclosure.

     On May 9, 2005, we issued a press release announcing our fiscal results for the first quarter of 2005. In this press release we included an estimate that the revenue from the combined Greenfield Online, Inc., Rapidata.net Inc., Zing Wireless, Inc., and Ciao AG, entity would grow, on a pro forma basis (based on continuing operations), at a year over year rate of approximately 45% from fiscal year 2004 to fiscal year 2005.

     On May 12, 2005, management, believing that it had been the subject of prior public disclosure, disclosed pro forma calculations (“Pro Forma Calculations”), prepared to support this growth rate estimate to several investors and analysts. These Pro Forma Calculations are attached as Exhibit 99.1 to this Current Report on Form 8-K, and may also be viewed at the Investor Relations section of our website at www.greenfield.com. This disclosure is provided to satisfy the requirements of Regulation FD in light of the inadvertent disclosure.

     The information contained herein is furnished pursuant to Item 7.01 of the Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless it is specifically incorporated by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     Certain statements in this Current Report on Form 8-K, and its Exhibits constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company’s future financial performance and growing customer demand for online marketing research, sales bookings, bid volume, and backlog. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, or the negative of these terms or other comparable terminology. These forward-looking statements are based on the Company’s current expectations but they involve a number of risks and, uncertainties and do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed by the Company after the date of this release. Our actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, risks related to our ability to maintain the size and demographic composition of the Greenfield Online panel, our panelists’ responsiveness to our surveys, our reliance on our largest customers, our ability to compete with marketing research firms and other potential competitors, our ability to manage our growth and international expansion, our ability to integrate the businesses we have recently acquired or may acquire in the future, our online business model, demand for our products and services, the strength of our brand and other risks detailed in our filings with the Securities and Exchange Commission available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Pro Forma Calculations.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.

	By:	/s/ Robert E. Bies

Robert E. Bies Executive Vice President and Chief Financial Officer
Dated: May 13, 2005

3